   As filed with the Securities and Exchange Commission on September 26, 2002

                                                      Registration No. 333-44517

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ----------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        FLEETBOSTON FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
   --------------------------------------------------------------------------

              RHODE ISLAND                                       05-0341324
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

100 FEDERAL STREET, BOSTON, MASSACHUSETTS                          02110
   (Address of Principal Executive Offices)                      (Zip Code)


                        FLEETBOSTON FINANCIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              -------------------


                        GARY A. SPIESS, ESQ.                                                JANICE B. LIVA, ESQ.
      Executive Vice President, General Counsel and Secretary                  Deputy General Counsel and Assistant Secretary
                 FLEETBOSTON FINANCIAL CORPORATION                                    FLEETBOSTON FINANCIAL CORPORATION
                         100 FEDERAL STREET                                                  100 FEDERAL STREET
                    BOSTON, MASSACHUSETTS 02110                                          BOSTON, MASSACHUSETTS 02110
                            617-434-2870                                                        617-434-8630


        (Names, addresses and telephone numbers, including area codes, of agents for service)

                  -------------------------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                          Proposed Maximum     Proposed Maximum
                                          Amount         Offering Price Per   Aggregate Offering        Amount of
       Title of Securities                 to be              Share (1)            Price (1)        Registration Fee
        to be Registered                Registered                                                         (1)
--------------------------------------------------------------------------------------------------------------------
     Common Stock, par value
       $.01 per share (2)           350,000 shares (3)         $20.51            $7,178,500.00            $661.00
--------------------------------------------------------------------------------------------------------------------

     Participation Interests                (4)                  (4)                  (4)                  (4)
====================================================================================================================

(1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Registrant's Common Stock as reported by the New York Stock Exchange on September 24, 2002.

(2)  Including preferred share purchase rights.

(3) This Registration Statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the plan to prevent dilution, pursuant to Rule 416(a).

(4) Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan. Pursuant to Rule 457(h)(2), no additional fee is required.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Certain Documents by Reference.

         The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration Statement:

             (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

             (b) The Registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

             (c) The Registrant's current reports on Form 8-K filed January 29, 2002, March 12, 2002, April 16, 2002, July 2, 2002, July
                    15, 2002 and August 14, 2002;

             (d) The description of the Registrant's common stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Registrant) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description; and

             (e) The description of the Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A dated November 7, 2000.

             The FleetBoston Financial Corporation Employee Stock Purchase Plan (the "Plan") hereby incorporates by reference into this Registration Statement the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2001, as heretofore filed with the Commission.

             All documents subsequently filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities.

             Not applicable.

Item 5.      Interests of Named Experts and Counsel.

             Not applicable.

Item 6.      Indemnification of Directors and Officers.

             The Registrant's By-laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. Such section, as adopted by the By-laws, requires the Registrant to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Registrant's best interest, (b) in all other cases that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Registrant's By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding, provided however, that if required under applicable law, such person must deliver a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification and provides an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933 (the "Act") pursuant to such provisions, the Registrant is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.      Exemption from Registration Claimed.

             Not applicable.

Item 8.      Exhibits.

             A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.      Undertakings.

             The Corporation hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    i. To include any prospectus required by Section 10(a)(3) of the Act;

                   ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto); and

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs i. and ii. shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and the Commonwealth of Massachusetts, on the 25th day of September, 2002.


                                       FLEETBOSTON FINANCIAL CORPORATION


                                       By: /s/ CHARLES K. GIFFORD
                                           -------------------------------------
                                           Charles K. Gifford
                                           President and Chief Executive Officer


             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 25th day of September, 2002.


                         SIGNATURE                                                     TITLE
                         ---------                                                     -----

                    /s/ TERRENCE MURRAY                       Chairman of the Board and Director
-----------------------------------------------------
                      Terrence Murray

                   /s/ CHARLES K. GIFFORD                     President, Chief Executive Officer and Director
-----------------------------------------------------
                    Charles K. Gifford

                  /s/ EUGENE M. MCQUADE                       Vice Chairman and Chief Financial Officer
-----------------------------------------------------
                     Eugene M. McQuade

               /s/ ERNEST L. PUSCHAVER                        Chief Accounting Officer
-----------------------------------------------------
                    Ernest L. Puschaver

                    /s/ JOEL B. ALVORD*                                               Director
-----------------------------------------------------
                      Joel B. Alvord

                 /s/ WILLIAM BARNET, III*                                             Director
-----------------------------------------------------
                    William Barnet, III

-----------------------------------------------------                                 Director
                     Daniel P. Burnham

-----------------------------------------------------                                 Director
                       Kim B. Clark




                         SIGNATURE                                                     TITLE
                         ---------                                                     -----

               /s/ PAUL J. CHOQUETTE, JR.*                                            Director
-----------------------------------------------------
                  Paul J. Choquette, Jr.

                    /s/ JOHN T. COLLINS*                                              Director
-----------------------------------------------------
                      John T. Collins

-----------------------------------------------------                                 Director
                    Gary L. Countryman

                                                                                      Director
-----------------------------------------------------
                    T. J. Dermot Dunphy

-----------------------------------------------------                                 Director
                      Marian L. Heard

                  /s/ ROBERT M. KAVNER*                                               Director
-----------------------------------------------------
                     Robert M. Kavner

-----------------------------------------------------                                 Director
                       Thomas J. May

-----------------------------------------------------                                 Director
                     Donald F. McHenry

                 /s/ MICHAEL B. PICOTTE*                                              Director
-----------------------------------------------------
                    Michael B. Picotte

-----------------------------------------------------                                 Director
                    Francene S. Rodgers

                   /s/ THOMAS M. RYAN*                                                Director
-----------------------------------------------------
                      Thomas M. Ryan

-----------------------------------------------------                                 Director
                     T. Joseph Semrod

                /s/ PAUL R. TREGURTHA*                                                Director
-----------------------------------------------------
                     Paul R. Tregurtha

----------------------


*     By:  /s/ GARY A. SPIESS
          -------------------------------------------
           Gary A. Spiess, Attorney-in-Fact


             Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and the Commonwealth of Massachusetts, on the 25th day of September, 2002.


                                           FLEETBOSTON FINANCIAL CORPORATION
                                           EMPLOYEE STOCK PURCHASE PLAN


                                           By: /s/ PATRICIA CALLAHAN FAY
                                               ---------------------------------
                                               Patricia Callahan Fay
                                                Director of Benefits Planning

                                  EXHIBIT INDEX



Exhibit
Number      Exhibit

  4 FleetBoston Financial Corporation Employee Stock Purchase Plan (July 1, 2000 Restatement).

  23.1      Consent of PricewaterhouseCoopers LLP (the Registrant)

  23.2      Consent of Ernst & Young LLP (the Plan)

  24 Power of Attorney of certain officers and directors of the Registrant*



-----------------------------
*     Previously filed.